UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 30, 2016

PhotoMedex, Inc.

(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 29, 2015, PhotoMedex, Inc. (the “Company”) (NasdaqGS and TASE: PHMD) received written notification (the “First Notice”) from The NASDAQ Stock Market LLC that the closing bid price of its common stock had been below the minimum $1.00 per share for the previous 30 consecutive business days, and that the Company is therefore not in compliance with the requirements for continued listing on the NASDAQ Global Select Market under NASDAQ Marketplace Rule 5450(a)(1). The Notice provided the Company with an initial period of 180 calendar days, or until March 28, 2016, to regain compliance with the listing rules. The Company would regain compliance if the closing bid price of its common stock is $1.00 per share or higher for a minimum period of ten consecutive business days during this compliance period, as confirmed by written notification from NASDAQ. If the Company did not achieve compliance by March 28, 2016, NASDAQ could provide notice that its securities were subject to delisting from the NASDAQ Global Select Market. As of March 28, 2016, the Company’s bid price remained under $1.00 per share.

On March 10, 2016, trade in the Company’s common stock transferred to the NASDAQ Capital Market. This move to the NASDAQ Capital Market did not affect the trading of the Company's common stock. The NASDAQ Capital Market is a continuous trading market that operates in substantially the same manner as the NASDAQ Global Select Market, but with less stringent listing requirements. The Company's common shares continued to trade on NASDAQ under the symbol "PHMD."

On March 30, 2015, the Company was notified by NASDAQ that its request for a six month extension of time in which to comply with the bid price requirement had been granted (the “Second Notice”). The Company must achieve compliance with this requirement by September 26, 2016. The transfer of its stock from the NASDAQ Global Select Market to the NASDAQ Capital Market was part of the process to request and receive such an extension. The Company intends to consider a range of available options to regain compliance with this continued listing standard, and has provided written notice to NASDAQ of its intention to cure the minimum bid price deficiency during a second grace period by carrying out a reverse stock split, if necessary. At its 2015 annual meeting, the Company’s shareholders granted authority to the board of directors to implement, as needed, a reverse split in a ratio up to one common share for each five shares outstanding. The board had decided to delay acting upon that authority while the recently announced transaction with DS Healthcare, Inc. is still pending. However, if the Company does not achieve compliance by the end of the second six month grace period, NASDAQ could provide notice that its securities were subject to delisting from the NASDAQ Capital Market.

Forward-Looking Statements

This Current Report on Form 8-K may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include, but are not limited to, statements with respect to the plans, strategies and objectives of management for future operations; product development, extensions and marketing; and expectations, beliefs or assumptions underlying any of the foregoing. The important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to, changes in consumers’ spending habits and the marketability of certain products.  Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: April 5, 2016	By: /s/ Dolev Rafaeli
Dolev Rafaeli Chief Executive Officer